                                   EXHIBIT 3.2

                     [Letterhead of BMO Nesbitt Burns Inc.]

January 23, 2006

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: Western Forest Products Inc. (the "Company")

Dear Sirs/Mesdames:

We hereby consent to all references to this firm in the registration statement on Form F-7 filed by the Company under the Securities Act of 1933, as amended.

                                             Yours very truly,

                                             BMO NESBITT BURNS INC.


                                             Per: /s/ BMO Nesbitt Burns Inc.
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